Exhibit 23(j)              Consent of Independent Accountants


                       CONSENT OF INDEPENDENT ACCOUNTANTS


RE:      Kobren Growth Fund
         Kobren Moderate Growth Fund
         Delphi Value Fund



We hereby consent to the reference to our Firm in the Prospectus' of the above-referenced funds included in the post effective amendment to the Registration Statement of Form N-1A (File No. 333-12075) under the Securities Act of 1933, as amended, of Kobren Insight Funds. We further consent to the incorporation by reference of our report dated January 26, 2001 on our audits of the financial statements and financial highlights of the above referenced funds as of December 31, 2000 in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts
April 27, 2001